Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Variable Insurance Products Fund IV of our reports dated February 11, 2025, relating to the financial statements and financial highlights of VIP Communication Services Portfolio, VIP Consumer Discretionary Portfolio, VIP Energy Portfolio, VIP Financials Portfolio, VIP Industrials Portfolio, VIP Technology Portfolio, and VIP Utilities Portfolio; of our reports dated February 12, 2025, relating to the financial statements and financial highlights of VIP Consumer Staples Portfolio and VIP Materials Portfolio; of our report dated February 14, 2025, relating to the financial statements and financial highlights of VIP Health Care Portfolio; of our report dated February 18, 2025, relating to the financial statements and financial highlights of VIP Real Estate Portfolio, which appear in Variable Insurance Products Fund IV’s Certified Shareholder Report on Form N-CSR for the year ended December 31, 2024. We also consent to the references to us under the headings: “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
April 14, 2025